ANHEUSER-BUSCH LICENSE AGREEMENT

Agreement by and between ANHEUSER-BUSCH, INCORPORATED, a Missouri corporation, having its principal office at One Busch Place, St. Louis, Missouri 63118-1852 ("Licensor") and Innovo Group, Inc., a Delaware corporation, having its principal office at 27 North Main Street, Springfield, TN 37172 ("Licensee") with reference to the following recitals:

         A. Licensor desires to license certain trademarks which are set forth on the attached Exhibit A ("Trademarks");

         B. Licensor desires to license certain copyrights in works which are set forth in the attached Exhibit B ("Copyright Works");

         C. Licensee wishes to use the Trademarks and Copyright Works upon and in connection with the manufacture, sale, marketing and distribution of the article(s) described in the attached Exhibits A and B. The article or articles described in the attached Exhibits A and B and on which or in connection with which Licensee uses one or more Trademarks or Copyright Works shall be referred to as "Articles";

         D. The Trademarks constitute valuable rights owned and used by the Licensor in conducting its business and designating the origin or sponsorship of distinctive trademarked products by Licensor. Licensor desires to protect the integrity of its Trademarks and to preserve its right to label its products with its Trademarks so as to avoid consumer confusion and to distinguish its products from those of its competitors;

         E. The Copyright Works are valuable creations, the integrity of and rights to which Licensor desires to protect and preserve; and

         F. Licensee and Licensor agree that certain restrictions on Licensee's use of the Trademarks and Copyright Works are necessary to ensure that the Trademarks are not diluted or subject to disrepute in the course of Licensee's use of the Trademarks, that Licensor's reputation is not subjected to disrepute, that Licensor's rights in the Trademarks and ownership of the Trademarks are preserved and that the rights in the Copyright Works are preserved.

      NOW, THEREFORE, in consideration of the mutual promises of this Agreement, the parties agree as follows:

         1.       GRANT OF LICENSE

         Licensor grants to Licensee, subject to the terms and conditions of this Agreement, the non-exclusive right to use the Trademarks and Copyright Works upon the Articles and in connection with the Articles' manufacture, sale, marketing and distribution to Licensor and to Licensor's parent, affiliate and subsidiary corporations, to Licensor's beverage wholesalers, and to the general retail trade excluding toy stores and stores whose merchandise appeals primarily to children. Licensor reserves any rights, benefits and opportunities not expressly granted to Licensee under this Agreement.

         2.       TERRITORY

         The license granted under this Agreement extends only to the geographic areas listed on attached Exhibit G (the "Territory") and specific entities outside the Territory listed on Exhibit G ("Approved Purchasers"). This Agreement grants no right to manufacture, sell, market or distribute Articles outside the Territory except to Approved Purchasers, and this Agreement grants no right to authorize any person or entity to manufacture, sell, market or distribute Articles outside the Territory other than to Approved Purchasers. Except to Approved Purchasers, Licensee agrees not to sell Articles to any person or entity who Licensee knows or has reason to know intends or is likely to resell Articles outside the Territory. Licensee may sell Articles to Anheuser-Busch International, Inc. ("ABII") and ship such Articles outside the Territory or to entities other than Approved Purchasers under specific terms and conditions designated by ABII.

         3.       TERM

         The term of this Agreement shall begin on April 22, 1996 and end on June 30, 1997, unless sooner terminated in accordance with Section 17.

         4.       ROYALTIES

         (a) Licensee shall pay to Licensor as royalty a sum equal to eight percent (8%) of all Net Sales of the Articles. The term "Net Sales" shall mean gross sales (the gross invoice amount billed Licensee's customers) of the Articles, less refunds, credits and allowances actually allowed to customers for returned Articles, not to exceed three percent (3%) of gross sales per quarterly period. No deductions shall be made for uncollectible accounts. Licensee may exclude from Net Sales only sales to the Promotional Products Group of Licensor, gift shops owned and operated by Licensor and to theme parks owned or operated by Busch Entertainment Corporation or its subsidiaries. All other sales to Licensor or Licensor's parent, affiliate or subsidiary corporations shall be included in Net Sales. A royalty obligation shall accrue upon the sale of the Articles regardless of the time of collection by Licensee. For the purposes of this Agreement, Articles shall be considered "sold" on the date when such Articles are billed, invoiced, shipped, or paid for, whichever event occurs first.

         (b) If Licensee sells any Articles to any party affiliated with Licensee or directly or indirectly related to or under common control with Licensee, at a price less than the regular price charged to unrelated parties, then the royalty payable to Licensor shall be computed on the basis of the regular price charged to unrelated parties.


         (c) Licensee agrees to pay to Licensor a nonrefundable, guaranteed minimum royalty of Five Thousand U.S. Dollars (U.S. $5,000.00), payable upon execution of this Agreement; or

                  i.  Licensee  shall pay One  Thousand  Two Hundred  Fifty U.S.
Dollars (U.S. $1,250.00) of such minimum royalty upon execution of this Agreement; and

                  ii. Licensee shall deliver to Licensor, upon execution of this Agreement, an irrevocable stand-by letter of credit (A) issued by a financial institution satisfactory to Licensor (the "Issuer") and (B) advised through Sun
Bank: (1) of which Licensor is the beneficiary; (2) in an amount equal to Three Thousand Seven Hundred Fifty U.S. Dollars (U.S. $3,750.00); (3) permitting Licensor to draw upon it in an amount equal to the unpaid guaranteed minimum royalty payment due hereunder (and any other amounts due hereunder) in the event that Licensor certifies to the Issuer that such payments are due; (4) permitting Licensor to draw upon the letter of credit even if it has expired or has been canceled before the expiration or earlier termination of this Agreement; and (5) in the form attached hereto as Exhibit F and/or with such other terms and conditions as are satisfactory to Licensor.

         (d) Licensor may impose a charge on all overdue payments at a rate equal to the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by U.S. law, without prejudice to any other rights of Licensor under this Agreement.

         (e) All of Licensee's obligations under this Section 4 shall be performed without any right of Licensee to invoke set-offs, deductions and other similar rights.

         5.       ROYALTY PAYMENT AND REPORTING

         (a) Licensee shall pay the royalties based upon Net Sales in quarterly periods ending on the last days of March, June, September, and December. Payments shall be received by Licensor within thirty (30) days after the end of each quarterly period. At the time of payment, Licensee will also furnish Licensor on forms provided or approved by Licensor with a statement of Net Sales and number of units of all Articles sold (whether or not subject to a royalty) during the immediately preceding quarterly period and statements of other information as the forms may require. Such statements will be certified true and correct by a duly authorized officer of Licensee if Licensee is a corporation or by a principal of Licensee if Licensee is a partnership or sole proprietor. Licensee shall send all payments and statements required by this Section to Licensor at the address in Section 21. Neither the expiration nor the termination of this Agreement shall relieve Licensee from its royalty payment obligations.

         (b) All amounts to be paid by Licensee to Licensor under this Agreement shall be payable in U.S. currency according to a method directed by Licensor (including by electronic transfer) without deduction for taxes (including withholding taxes), levies, duties, imports, commissions, expenses or charges of any kind except as provided in Section 5(e).


         (c)  Neither  the  receipt  nor  acceptance  by Licensor of any royalty
payment  or  royalty   statement  shall  prevent   Licensor  from   subsequently
challenging the accuracy or validity of such payment or statement.

         (d) During the term of this Agreement and for at least two (2) years following the termination or expiration of this Agreement, Licensee shall maintain at Licensee's principal office such books and records including but not limited to production, inventory and sales records (collectively "Books and Records") as are necessary to substantiate that (i) all statements submitted to Licensor hereunder were true, complete and accurate, (ii) all royalties and other payments due Licensor hereunder shall have been paid to Licensor in accordance with the provisions of this Agreement, and (iii) no payments have been made, directly or indirectly, by or on behalf of Licensee to or for the benefit of any Licensor employee or agent who may reasonably be expected to influence Licensor's decision to enter this Agreement or the amount to be paid by Licensee under this Agreement. (As used in this Section, "payment" shall include money, property, services, and all other forms of consideration.) All Books and Records shall be maintained in accordance with generally accepted accounting principles consistently applied. During the term of, and for two (2) years after the termination or expiration of this Agreement, the Books and Records shall be open to inspection, audit and copy by or on behalf of Licensor during business hours. If any such audit reveals a discrepancy between the royalties owed Licensor and the royalties Licensee paid, Licensee shall pay such discrepancy, plus interest calculated at the lesser of one and one-half percent (1 1/2%) per month or the maximum rate allowed by law. If such discrepancy is more than One Thousand U.S. Dollars (U.S. $1,000), Licensee shall reimburse Licensor upon demand for the cost of such audit including any attorneys' fees in connection therewith.

         (e) If Licensee is a Canadian resident, Licensee acknowledges that all payments of royalties to Licensor for sales of Articles are subject to the nonresident tax provisions of Part XIII of the Canadian Income Tax Act. Licensee is responsible for withholding from royalties due Licensor the appropriate amount of nonresident tax and remitting that amount on a timely basis on behalf of Licensor to the Receiver General of Canada.


         6.       MARKETING AND DISTRIBUTION


         (a) Licensee shall not directly solicit or otherwise directly market the Articles to any of Licensor's beverage wholesalers, including without limitation those beverage wholesalers listed on Exhibit G, without obtaining Licensor's prior approval of the solicitation or marketing effort, of the Articles involved and of the beverage wholesalers involved. Any promotional material proposed to be used in such solicitation or marketing effort must have the prior approval of Licensor in accordance with the procedures in Section 7.


         (b) Licensee shall diligently and continuously market and distribute the Articles in the Territory and will use its best efforts to make and maintain adequate arrangements for the marketing and distribution necessary to meet the demand for the Articles in the Territory.

         (c) Licensee shall at all times maintain an inventory of the Articles sufficient to supply promptly the reasonably foreseeable demand for the Articles.


         (d) Licensor intends to issue and distribute an annual catalog featuring its licensed products ("Licensed Products Catalog"). Upon Licensor's request, Licensee shall supply Licensor with product samples, photographs, marketing information and similar material for inclusion in the Licensed Products Catalog and any updates to the Licensed Products Catalog. Issuance of the Licensed Products Catalog or any updates shall be at the sole discretion of Licensor. Licensee shall pay to Licensor the Per Page Cost of each page of the Licensed Products Catalog or update upon which Licensee's Articles appear. The Per Page Cost shall be equal to the total production cost of the Licensed Products Catalog or update divided by the total number of pages featuring any licensed products. Licensee agrees to pay such amount within thirty (30) days after receipt of Licensor's invoice.

         7.       QUALITY AND APPROVAL

         (a)      Purpose of Quality Control.

         In order to maintain the quality reputation of the Trademarks and the rights in the Copyright Works, all Articles and promotional or packaging material relating to the Articles must have Licensor's approval.

         (b)      Pre-Production Submittal Approval.

         (1) Licensee shall submit to Licensor for approval a pre-production submittal for any proposed Articles or promotional or packaging material relating to the Articles. Licensee shall not manufacture, sell, market or distribute any Articles or any promotional or packaging material relating to the Articles before obtaining Licensor's approval of all required pre-production submittals for each such item. If Licensor fails to approve any pre-production submittal within twenty (20) days after receipt of Licensee's submission, such failure shall constitute a disapproval of the pre-production submittal.

         (2) A pre-production submittal of any proposed Articles or of promotional or packaging material relating to the Articles shall consist of, at Licensee's choice, either (i) finished artwork showing exactly how and where the Trademarks, Copyright Works and all designs and wording will be used or (ii) a preproduction sample. However, if Licensee submits only finished artwork for pre-production submittal approval, Licensee will, if requested in writing by Licensor, also submit a pre-production sample for approval.

         (c)      Production Submittal Approval.

         Licensee shall submit to Licensor for approval a production sample of any Articles and promotional and packaging material relating to the Articles as soon as such sample is available. Licensee may manufacture, sell, market and distribute Articles after submitting to Licensor production samples of such Articles, provided that, upon Licensor's demand, Licensee shall immediately cease all manufacture, sale, marketing and distribution of any Article or promotional or packaging material relating to any Article if Licensor
disapproves  its  production   sample.  If  Licensor  fails  to  disapprove  any
production sample submitted by Licensee within forty-five (45) days after receipt of Licensee's submission, such failure shall constitute an approval of the submission.

         (d)      Quality Maintenance.

         Licensee shall maintain the same quality in the Articles and promotional and packaging material relating to the Articles produced as in the samples approved by Licensor. Licensee agrees to provide upon demand a reasonable number of samples of the Articles and of promotional and packaging material relating to the Articles at no cost to Licensor for Licensor's periodic quality control inspection. All samples furnished to Licensor shall be excluded from Net Sales.

         (e)      Changes.

         If during the term of this Agreement there is to be any change in the Articles or the promotional or packaging material relating to the Articles after the approval of production samples, Licensee must comply with the provisions of
Section 7(b) and Section 7(c) for such Article or material before its manufacture, sale, marketing or distribution.

         (f)      Licensee's Production Facilities.

         Licensee agrees to furnish Licensor promptly with the addresses of Licensee's production facilities for the Articles and the names and addresses of the persons or entities, if any, which are manufacturing each of the Articles for Licensee. Licensor shall have the right upon reasonable notice to Licensee, during regular business hours, at its own expense to inspect any production facilities where any Articles are being manufactured for the purpose of enabling Licensor to determine whether Licensee is adhering to the requirements of this Agreement relating to the nature and quality of the Articles and the use of the Trademarks and Copyright Works in connection therewith.

         (g)      Damaged, Defective or Non-Approved Items.

         Licensee shall not sell, market, distribute or use for any purpose or permit any third party to sell, market, distribute or use for any purpose any Articles or promotional and packaging material relating to the Articles which are damaged, defective, seconds or otherwise fail to meet Licensor's specifications or quality standards or the trademark and copyright usage and notice requirements of this Agreement. If in Licensor's opinion any Articles or promotional or packaging material relating to any Articles are damaged, defective, seconds or otherwise fail to meet the quality standards reflected in the production samples of the Articles approved by Licensor or the trademark or copyright usage and notice requirements or this Agreement, then, upon Licensor's demand, Licensee immediately will cease all further manufacture and distribution of such Articles and/or materials until the failure is corrected and Licensor approves the correction. If requested by Licensor, Licensee will recall any substandard Articles or promotional or packaging material relating to the Articles to Licensee's warehouse or plant at Licensee's sole expense.



         8.       RIGHTS IN THE TRADEMARKS AND COPYRIGHT WORKS


         (a) Licensee shall not make any unlicensed use, file any application for registration or claim any other proprietary right to of any of the Trademarks, Copyright Works, Copyright Materials (as hereinafter defined) or derivations or adaptations thereof or any marks or works similar thereto.

         (b) Licensee acknowledges the validity of and Licensor's title to the Trademarks and rights in the Copyright Works and Copyright Materials (as hereinafter defined) and shall not do or suffer to be done any act or thing which will impair the rights of Licensor in and to the Trademarks. Copyright Works or Copyright Materials (as hereinafter defined). Licensee shall not acquire and shall not claim any title or any other proprietary right to the Trademarks, Copyright Works, Copyright Materials (as hereinafter defined) or in any derivation, adaptation, variation or name thereof by virtue of the license granted to Licensee or through Licensee's use of the Trademarks, Copyright Works or Copyright Materials (as hereinafter defined), the parties intending and agreeing that all use of the Trademarks, Copyright Works or Copyright Materials (as hereinafter defined) by Licensee shall inure to the benefit of Licensor.


         9.       INFRINGEMENT OF TRADEMARKS OR COPYRIGHT WORKS



         If Licensee learns of any infringement of the Trademarks, Copyright Works or Copyright Materials (as hereinafter defined) or of the existence, use or promotion of any mark or design similar to the Trademarks, Copyright Works or Copyright Materials (as hereinafter defined), Licensee shall promptly notify Licensor. Licensor has the right to decide at Licensor's sole discretion what legal proceedings or other action, if any, shall be taken, by whom, how such proceedings or other action shall be conducted and in whose name such proceedings or other action shall be performed. Any legal proceedings instituted pursuant to this Section shall be for the sole benefit of Licensor.


         10.      COOPERATION WITH LICENSOR


         Licensee agrees to cooperate with Licensor in the prosecution of any trademark or copyright application that Licensor may desire to file or in the conduct of any litigation relating to the Trademarks, Copyright Works or Copyright Materials (as hereinafter defined). Licensee shall supply to Licensor such samples, containers, labels, sales information and similar material and, upon Licensor's request, shall procure evidence, give testimony and cooperate with Licensor as may reasonably be required in connection with any such application or litigation.

         11.      EXTENT AND AMENDMENT OF THE LICENSE


         From time to time, Licensor may add other articles, trademarks or copyright works to Exhibits A or B, and the parties agree that by such action this Agreement shall be amended to include such additions. Furthermore, upon notice from Licensor that it has changed the appearance of any of the Trademarks or Copyright Works, Licensee shall incorporate the new version of the changed Trademark or Copyright Work into Licensee's next production run of Articles or within six (6) months following Licensor's initial notice, whichever occurs first.


         12.      COMPLIANCE WITH GOVERNMENT STANDARDS


         Licensee represents and warrants that the Articles, their packaging, marketing, sales and distribution shall meet or exceed all Federal, State or Provincial, and local laws, ordinances, standards, regulations and guidelines pertaining to such products or activities, including, but not limited to, those pertaining to product safety, quality, labeling and propriety. Licensee agrees that it will not package, market, sell or distribute any Articles or cause or permit any Articles to be packaged, marketed, sold or distributed in violation of any such Federal, State or Provincial, or local law, ordinance, standard, regulation or guideline.


         13.      IDENTIFICATION


         (a) Licensee shall advise Licensor in writing of all trade names and marks it wishes to use on the Articles. Licensee may sell the Articles only under mutually agreed upon trade names or marks.

         (b) The Licensee's name, trade name or mark of Licensee and Licensee's address (at least city and state or province) shall appear in an inconspicuous manner on permanently affixed labeling on each Article, or if the Article is sold to the public in packaging or a container, printed on such packaging or container so that the public and Licensor can readily identify the supplier of the Article. On soft goods "permanently affixed" shall mean sewn on. CA or RN numbers do not constitute a sufficient label under this section.

         (c) Licensee shall also include the "Official Product Logo" or the "Verification Mark" as shown on Exhibit C on the Articles and/or associated packaging. If Licensor institutes a different identification program, Licensee agrees to affix such identification to the Articles or to the Articles' packaging as directed by Licensor.

         14.      TRADEMARK AND COPYRIGHT OWNERSHIP AND NOTICES


         (a) Licensee's use of any of the Trademarks shall, depending upon the directions provided by Licensor, in every instance be combined with one of the following notices: (i) Reg. U.S. Pat. & TM. Off.; (ii) (R); (iii) Trademark of Anheuser-Busch, Inc.; (iv) TM; (v) T.M./M de C. Anheuser-Busch, Inc. [name of licensee] auth. user/usages auth. or (vi) such other similar language as shall have Licensor's prior approval. Licensee shall not use any language or display the Trademarks in such a way as to create the impression that the Trademarks belong to Licensee. Licensee shall not use any Trademark, or any trademark incorporating all or any part of the Trademarks or Copyright Works on any business sign, business cards, stationery or forms (except as licensed herein), or as the name of Licensee's business or any division thereof, unless otherwise agreed by Licensor in writing. Licensee waives all claims to any rights in Licensee's use, advertising or display of the Trademarks beyond the limited permission to use the Trademarks granted in this Agreement.

         (b) Licensor and Licensee agree and intend that all material, including without limitation all artwork and designs, created by Licensee or any other person or entity retained or employed by Licensee, and used with the Trademarks ("Copyright Materials") are works made for hire within the meaning of the United States Copyright Act and shall be the property of Licensor who shall be entitled to use and license others to use the Copyright Materials subject to the provisions of this Agreement unencumbered by moral rights. To the extent the Copyright Materials are not works made for hire or rights in the Copyright Materials do not automatically accrue to Licensor, Licensee irrevocably assigns and agrees to assign to Licensor, its successors and assigns, the entire right, title and interest in perpetuity throughout the world in and to any and all rights, including all copyrights and related rights, in such Copyright Materials, which the Licensee and the author of such Copyright Materials warrant and represent as being created by and wholly original with the author. Where applicable, Licensee agrees to obtain any other assignments of rights in the Copyright Materials from the author or third parties to the Licensor, its successors and assigns that may be required.

         (c) The following notice (or such other notice as shall have Licensor's prior approval) shall appear at least once on each piece of promotional or packaging materials for the Articles and on any Articles using Copyright Materials with the Trademarks: (C) (year of first publication) Anheuser-Busch, Inc. All Rights Reserved. Licensee shall not use any language or display the Copyright Works or Copyright Materials in such a way as to create the impression that the Copyright Works or Copyright Materials belong to Licensee. Licensee waives all claims to any rights in Licensee's use, advertising or display of the Copyright Works and Copyright Materials beyond the limited permission to use the Copyright Works and Copyright Materials granted in this Agreement.

         (d) Upon Licensor's request and without further consideration, Licensee agrees to execute any additional documents proposed by Licensor, or do or have done all things as may be requested by Licensor to vest and/or confirm the sole and exclusive ownership of all right, title and interest, including copyrights and related rights in and to the Copyright Materials in favor or Licensor, its successors and assigns..

         (e) Licensee hereby irrevocably assigns and transfers to Licensor, or if applicable, Licensee agrees to obtain an appropriate assignment by any author to the Licensor, to the extent permissable in any jurisdiction, any and all moral rights in and to the Copyright Materials, and where non-assignable, Licensee hereby irrevocably waives, or if applicable, Licensee agrees to obtain an appropriate waiver by any authors of, in favor of the Licensor, its successors, assigns, employees, agents, representatives and/or any persons acting under Licensor's authority, any and all moral rights in such Copyright Materials.

         (f) The use of any word, name, symbol or device to identify or distinguish any of the Articles shall inure to the benefit of Licensor. The use of any such word, name, symbol or device in connection with any of the Articles shall be made only with Licensor's prior approval. All trademark rights in any such word, name, symbol or device shall belong to Licensor and shall be exercised by Licensee only pursuant to Licensor's prior, written approval. At its sole discretion, Licensor may amend Exhibit A to include any such word, name, symbol or device. Section 14(f) shall not apply to the words, names, symbols or devices set forth on Exhibit E.


         15.      NOTICE OF FIRST USE


         Licensee  shall  upon  Licensor's   request  provide  Licensor  with  a
duplicate original of each of the first three (3) invoices for shipments for sale of the Articles.

         16.      MANUFACTURER'S AGREEMENT

         If the Articles or parts of the Articles are to be manufactured for Licensee, Licensee shall, before authorizing such manufacture and before placing any orders with the proposed manufacturer, obtain Licensor's approval in the manner provided herein. Licensee shall have the proposed manufacturer sign in duplicate original an agreement identical to the attached Exhibit D ("Manufacturer's Agreement"). Licensee shall deliver the original copies of the Manufacturer's Agreement signed by Licensee and the proposed manufacturer to Licensor, and Licensee shall obtain Licensor's signature on the Manufacturer's Agreements before the manufacture of the Articles or parts of the Articles by the proposed manufacturer. If the address of manufacture indicated on a
Manufacturer's Agreement is outside the Territory, execution of that Manufacturer's Agreement by Licensor, Licensee and the proposed manufacturer shall amend Section 2 of this Agreement to permit manufacture of the Articles at that address of manufacture under the terms and conditions of that Manufacturer's Agreement.

         17.      TERMINATION

         (a) Without prejudice to any other rights which Licensor may have, Licensor may at any time give notice of termination effective immediately:

                  (1) If by August 1, 1996, Licensee shall not have begun the bona fide distribution and sale of the Articles in commercially reasonable quantities throughout the Territory;

                  (2) If Licensee shall fail for sixty (60) consecutive days to continue the bona fide distribution and sale of the Articles in commercially reasonable quantities throughout the Territory;

                  (3) If Licensee shall fail to timely make any payment due hereunder or any statement required hereunder;

                  (4) If Licensee shall be unable to pay its obligations when due, shall make any assignment for the benefit of creditors, shall file a voluntary petition in bankruptcy, shall be adjudicated bankrupt or insolvent, shall have any receiver or trustee in bankruptcy or insolvency appointed for its business or property, or shall make an assignment for the benefit of creditors;

                  (5) If the quality in any Articles is lower than in the approved samples referred to in Section 7;

                  (6) If Licensee manufactures, sells, markets, distributes or uses any Articles or promotional or packaging material relating to the Articles without Licensor's approval as provided for by this Agreement or continues to manufacture, sell, market, distribute or use any Articles or promotional or packaging material relating to the Articles after receipt of notice from Licensor disapproving such items;

                  (7) If Licensee becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any Articles or promotional or packaging material relating to the Articles because of safety, health or other hazards or risks to the public;

                  (8) If Licensee breaches any provision of this Agreement relating to the unauthorized assertion of rights in the Trademarks, Copyright Works or Copyright Materials;

                  (9) If Licensee breaches any provision of this Agreement prohibiting Licensee from directly or indirectly arranging for manufacture by third parties, assigning, transferring, sublicensing, delegating or otherwise encumbering this Agreement or any of its rights or obligations;

                  (10) If  Licensee  fails  to  obtain  or  maintain   insurance
coverage as required by the provisions of this Agreement;


                  (11) If Licensee fails to timely participate in the Licensed Products Catalog as provided in Section 6(d);

                  (12) If Licensee breaches any provision of this Agreement, including but not limited to Section 2, relating to the Territory or Approved Purchasers; or

                  (13) If   Licensee   commits  any   material   breach  of  its
obligations under this Agreement or any other agreement between Licensor and Licensee.

         (b) If reasonable grounds for insecurity arise with respect to Licensee's performance of this Agreement, Licensor may in writing demand adequate assurance of due performance. Until Licensor receives such assurance in writing, it may suspend its performance of this Agreement. If Licensor does not receive such written assurance within five (5) days after the date of its request therefor or within such other shorter period of time as Licensor may reasonably designate under the circumstances, the failure by Licensee to furnish such assurance will constitute a material breach which entitles Licensor to immediately terminate this Agreement.

         (c) Either Licensor or Licensee may terminate this Agreement without cause before expiration by giving at least thirty (30) days notice to the other party. Such termination shall be effective on the date specified in the notice.

         18.      POST-TERMINATION AND-EXPIRATION RIGHTS AND OBLIGATIONS

         (a) If this Agreement is terminated for any cause under Section 17(a) or (b), Licensee and Licensee's receivers, representatives, trustees, agents, administrators, successors or permitted assigns shall have no right after the effective date of termination to manufacture, sell, ship, market or distribute Articles or to use any promotional and packaging material relating to the Articles. Licensee's final statement and payment of royalties (and all other amounts due hereunder) including the difference, if any, between all royalties based upon Net Sales and the full guaranteed minimum royalty, shall be received by Licensor within ten (10) days after the effective date of termination. Licensee shall send all payments and statements required by Section 18(a) to Licensor at the address in Section 21.

         (b) After expiration of the term of this Agreement or the termination of this Agreement under any provision other than Section 17(a) or (b), Licensee may sell, ship, market and distribute Articles which are on hand or in the process of manufacture at the date of expiration or at the time notice of termination is received for a period of sixty (60) days after the date of expiration or the date of notice of termination, as the case may be, provided that the royalties with respect to that period are paid and the appropriate statements for that period are furnished. Any Articles not sold, shipped and distributed by Licensee within this sixty (60) day period must be destroyed or reprocessed so that the Copyright Works, Copyright Materials and the Trademarks are no longer present in whole or in part on the Articles or on their packaging material. Upon Licensor's request, Licensee shall provide evidence satisfactory to Licensor of such destruction or reprocessing of remaining Articles or packaging material. After termination of this Agreement under any provision other than Section 17(a), Licensee's final statement and payment of royalties including the difference, if any, between all royalties based upon Net Sales and the full guaranteed minimum royalty, shall be received by Licensor within sixty
(60) days after the effective date of termination; however, if Licensor exercises such termination right, the guaranteed minimum royalty shall be prorated over the term of this Agreement and Licensee shall pay Licensor the guaranteed minimum royalty only for the portion of the term before the effective date of the termination of this Agreement. If the term of this Agreement expires, Licensee's final statement and payment of royalties including the difference, if any, between all royalties based upon Net Sales and the full guaranteed minimum royalty shall be received by Licensor within ninety (90) days after expiration of the term. Licensee shall send all payments and statements required by Section 18(b) to Licensor at the address in Section 21.

         (c) After the expiration or termination of this Agreement and except as provided in Section 18(b), all rights granted to Licensee under this Agreement shall forthwith revert to Licensor, and Licensee shall refrain from further use of the Copyright Works, Copyright Materials, the Trademarks or any further reference to the Trademarks, either directly or indirectly, or from use of any marks or designs similar to the Copyright Works, Copyright Materials or the Trademarks in connection with the manufacture, sale, marketing or distribution of Licensee's products. Licensee also shall turn over to Licensor all molds, silkscreens and other materials which reproduce the Copyright Works, Copyright Materials or the Trademarks or shall give evidence satisfactory to Licensor of their destruction. Licensee shall be responsible to Licensor for any damages caused by the unauthorized use by Licensee or by others of such molds, silkscreens or reproduction materials which are not turned over to Licensor.

         (d) Licensee acknowledges that any breach or threatened breach of any of Licensee's covenants in this Agreement relating to the Trademarks, Copyright Works and/or Copyright Materials, including without limitation, Licensee's failure to cease the manufacture, sale, marketing or distribution of the Articles or the promotional and packaging material relating to the Articles at the termination or expiration of this Agreement, except as provided in Section 18(b), will result in immediate and irreparable damage to Licensor and to the rights of any subsequent licensee of Licensor. Licensee acknowledges and admits that there is no adequate remedy at law for any such breach or threatened breach, and Licensee agrees that in the event of any such breach or threatened breach, Licensor shall be entitled to injunctive relief and such other relief as any court with jurisdiction may deem just and proper, without the necessity of Licensor posting any bond.

         (e) Within twenty (20) days after expiration or notice of termination of this Agreement, as the case may be, Licensee shall deliver to Licensor a written report indicating the number and description of the Articles which it had on hand or in the process of manufacture as of the date of expiration or at the time termination notice is received. Licensor may conduct a physical inventory in order to verify such report. If Licensee fails to submit the required written report or refuses to permit Licensor to conduct such physical inventory, Licensee shall forfeit its rights under this Agreement to dispose of such inventory. In addition to such forfeiture, Licensor shall have recourse to all other available remedies.


         19.      INDEMNITY AND INSURANCE

         (a) Licensee acknowledges that it will have no claims against Licensor for any damage to property or injury to persons arising out of the operation of Licensee's business. Licensee agrees to indemnify, hold harmless and defend Licensor with legal counsel acceptable to Licensor from and against all demands, claims, injuries, losses, damages, actions, suits, causes of action, proceedings, judgments, liabilities and expenses, including attorneys' fees, court costs and other legal expenses, arising out of or connected with the Articles, the promotional or packaging material relating to the Articles, Licensee's methods of manufacturing, marketing, selling or distributing the Articles, Licensee's use of the Trademarks, Copyright Works or Copyright Materials, or any breach by Licensee of any provision of this Agreement or of any warranty made by Licensee in this Agreement. No approval by Licensor of any action by Licensee shall affect any right of Licensor to indemnification hereunder.


         (b) Licensee shall obtain and maintain during the term of this Agreement and the sixty (60) day disposal period, if any, provided for in
Section 18(b), comprehensive general liability insurance coverage, including product liability insurance, naming Licensor as additional insured. Such insurance shall be underwritten by insurers satisfactory to Licensor and shall be written for limits of not less than Two Million U.S. Dollars (U.S. $2,000,000) each occurrence combined, for bodily injury, including death and property damage. Licensee shall furnish Licensor promptly upon the execution of this Agreement with a certificate of insurance stating thereon the limits of liability, the period of coverage, the parties insured (including Licensee and Licensor), and the insurer's agreement not to terminate or materially modify such insurance without endeavoring to notify Licensor in writing at least ten
(10) days before such termination or modification. Coverage provided for Licensor shall be primary, and any insurance maintained by Licensor shall be in excess and not contributing with any insurance provided by Licensee. Coverage shall be on an occurrence rather than a claims made basis. In no event shall Licensee make any use of the Trademarks or Copyright Works before Licensor's receipt of such insurance certificate.

         (c) The existence of the insurance coverage shall not mitigate, alter or waive the indemnity provisions of Section 19(a). Licensor shall not be responsible for the payment of the premiums, charge taxes, assessments or other costs for the insurance coverage.

         20.      NOTICES

         Notices provided for herein shall be considered effectively given when sent by Certified Mail, in the case of Licensor, to:

                          ANHEUSER-BUSCH, INCORPORATED
                                 One Busch Place
                            St. Louis, Missouri 63118
                         Attention: Licensing Department

and, in the case of Licensee, to the address in the heading of this Agreement.


         21.      PAYMENT AND STATEMENT ADDRESS

                  Licensee shall send payments and statements to:

                          ANHEUSER-BUSCH, INCORPORATED
                              Licensing Department
                                P. O. Box 503058
                         St. Louis, Missouri 63150-3058

         22.      ASSIGNMENT AND SUBLICENSE

         The license granted hereunder is personal to Licensee, and Licensee shall not assign, transfer or sublicense any of its rights under this Agreement or delegate any of its obligations under this Agreement (whether voluntarily, by operation of law, change in control or otherwise) without Licensor's prior approval. Any attempted assignment, transfer, sublicense or delegation by Licensee without such approval shall be void and a material breach of this Agreement. A change in the majority ownership or a material change in the management of Licensee shall constitute an assignment of rights under this Section requiring Licensor's prior approval. Licensor is entering into this Agreement with Licensee based, in substantial part, on the unique attributes which Licensee and its business offer, in view of Licensee's management, products and methods of operation.

         23.      APPROVALS

         Any approval required by this Agreement to be obtained from Licensor must be in writing and may be withheld by Licensor (i) for any reason deemed justifiable in the sole determination of Licensor, provided such reason does not violate public policy, or (ii) for no reason.

         24.      COSTS AND EXPENSES

         Each party shall bear and pay all costs and expenses arising in connection with its performance of this Agreement.


         25.      INDEPENDENT CONTRACTOR


         Licensee is an independent contractor and not an agent, partner, joint venturer, affiliate or employee of Licensor. No fiduciary relationship exists between the parties. Neither party shall be liable for any debts, accounts, obligations or other liabilities of the other party, its agents or employees. Licensee shall have no authority to obligate or bind Licensor in any manner. Licensor has no proprietary interest in Licensee and has no interest in the business of Licensee, except to the extent expressly set forth in this Agreement.


         26.      SEVERABILITY

         If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law or any competent governmental or other authority, the remaining provisions shall be severable and enforceable in accordance with their terms so long as this Agreement without such terms or provisions does not fail of its essential purpose or purposes. The parties will negotiate in good faith to replace any such illegal or unenforceable provision or provisions with suitable substitute provisions which will maintain the economic purposes and intentions of this Agreement.

         27.      EXHIBITS


         All references to "Exhibit" or "Exhibits" herein shall mean those Exhibits A through G attached to this Agreement, which Exhibits, wherever referred to herein, are hereby incorporated into this Agreement as though fully set forth herein.


         28.      SURVIVAL

         Licensee's obligations and agreements under Sections 4, 5, 8, 10, 14, 18 and 19 shall survive the termination or expiration of this Agreement.

         29.      MISCELLANEOUS

         (a)      Captions.

         The captions for each Section have been inserted for the sake of convenience and shall not be deemed to be binding upon the parties for the purpose of interpretation of this Agreement.

         (b)      Scope and Amendment of Agreement.

         This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement, supersedes any and all prior and contemporaneous negotiations, understandings or agreements in regard to such subject matter and is intended as a final expression of their Agreement. With the exception of the addition of new Articles, Trademarks or Copyright Works as provided for in Section 11, this Agreement may be amended only by written instrument expressly referring to this Agreement, setting forth such amendment and signed by Licensor and Licensee.

         (c)      Governing Law.


         This Agreement will be deemed to have been executed in the State of Missouri, U.S. and will be construed and interpreted according to the laws of that State without regard to its conflicts of law principles or rules. Licensee agrees that it shall bring any legal action or proceeding with respect to this Agreement in the United States District Court for the Eastern District of Missouri or, if such court does not have jurisdiction, in any court of general jurisdiction in the City or County of St. Louis, Missouri, U.S.. If Licensor brings a legal action or proceding with respect to this Agreement in such courts, Licensee consents to the personal jurisdiction of such courts, agrees to accept service of process by mail and hereby waives any jurisdictional or venue defenses otherwise available to it.

         (d)      Attorneys' Fees.

         If Licensor brings any legal action or other proceeding to interpret or enforce the terms of this Agreement, or if Licensor retains a collection agent to collect any amounts due under this Agreement, then Licensor shall be entitled to recover reasonable attorneys' fees and any other costs incurred, in addition to any other relief to which it is entitled.

         (e)      Interpretation.

         The parties agree that each party and its counsel has reviewed this Agreement and the normal rule of construction that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

         (f)      Waiver.


         The failure of Licensor to insist in any one or more instances upon the performance of any term, obligation or condition of this Agreement by Licensee or to exercise any right or privilege herein conferred upon Licensor shall not be construed as thereafter waiving such term, obligation, or condition, or relinquishing such right or privilege, and the acknowledged waiver or relinquishment by Licensor of any default or right shall not constitute waiver of any other default or right. No waiver shall be deemed to have been made unless expressed in writing and signed by the Director of Licensor's Promotional Products Group.


         (g)      Time of the Essence.

         Time is of the essence with respect to the obligations to be performed under this Agreement.

         (h)      Rights Cumulative.

         Except as expressly provided in this Agreement, and to the extent permitted by law, any remedies described in this Agreement are cumulative and not alternative to any other remedies available at law or in equity.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives on the dates indicated below.

ANHEUSER-BUSCH, INCORPORATED                LICENSEE


BY:  /s/Mary K. Murphy                      BY: /s/Patricia Anderson-Lasko
    ------------------------                    -----------------------------
        Mary K. Murphy                          Patricia Anderson-Lasko
        Director                                President

         Promotional Products Group

DATE:                                       DATE:

                                    EXHIBIT A


                                TRADEMARK RECORD


ARTICLES                                TRADEMARK LICENSED

Sport Bags, Backpacks,  Tote Bags,      A1, A2, A3, A8, A13, A14, A19, A20, A21
Lunch Bags, Laundry Bags,               A22, B1, B2, B3, B4, B5, B7, B8, B12,
Waist Packs, Shoe Bags                  B13, B14, B15, B16, B17, B18, B19, B20,
and Aprons                              B21, B25, B26, B27, B29, B30, C1, C2,
                                        C3, C5, C6, C7, C8, C12, D1, D2, D3, D4,
                                        D5, D6, D11, D12, D13, D14, D15, D18,
                                        F1, F2, F3, F4, F5, F6, F7, J1, J3, J4,
                                        J5, J6, J7, J8, J16, J17, J20, J21, L2,
                                        L3, L4, N9, N10,  N11,  S1, S2, S3


KEY:

A1.      A & Eagle Design
A2.      A & Eagle Full Color Design
A3.      ANHEUSER-BUSCH
A8.      BUD RACING
A9.      BUDWEISER RACING and Checkerboard Design
A10      IT'S A BUD THING
A11.     PROUD TO BE YOUR BUD
A12.     IT'S ALWAYS BEEN TRUE THIS BUD'S FOR YOU
A13.     BUDWEISER BOWTIE (Canted-Regular)
A14.     BUDWEISER BOWTIE (Canted-Slanted)
A19.     BUD ICE
A20.     BUD ICE and Design
A21.     BUD ICE LIGHT
A22.     BUD ICE LIGHT and Design
A23.     ANHEUSER LIGHT
A24.     ANHEUSER LIGHT & Label Design
B1.      BUDWEISER and Design
B2.      BUDWEISER and Bow Tie Design
B3.      BUDWEISER and Label Design
B4.      BUDWEISER
B5.      BUD and Design

B7.      KING OF BEERS and Design
B8.      THIS BUD'S FOR YOU
B9.      BUDWEISER RACING and Label Design
B10.     BUDWEISER RACING and Dot Design
B11.     BUDWEISER RACING
B12.     BUDWEISER Scroll Design
B13.     BUDWEISER Crest
B14.     BUD
B15.     BUD & Italicized Design
B16.     KING OF BEERS
B17.     BUDWEISER & Italicized Design
B18.     KING OF BEERS & Italicized Design
B19.     BUD DRY
B20.     BUD DRY & Label Design
B21.     BUD DRY & Design
B23.     NOTHING BEATS A BUD
B25.     BUD DRY & Solid Design
B26.     BUD DRY & Racetrack Design
B27.     BUD DRY & Solid Racetrack Design
B28.     WHY ASK WHY?
B29.     JUMP ON A BUD
B30.     YOUR PAD OR MINE?
C1.      BUD LIGHT & Design
C2.      BUD LIGHT and Label Design
C3.      BUD LIGHT & Racetrack Design
C4.      EVERYTHING ELSE IS JUST A LIGHT
C5.      BUD LIGHT & Solid Racetrack Design
C6.      BUD LIGHT & Solid Design
C7.      BUD LIGHT
C8.      BUD LIGHT Scroll & Crest Design
C9.      MAKE IT A BUD LIGHT
C10.     YES I AM
C11.     YES I AM and Design
C12.     I LOVE YOU MAN!
D1.      BUSCH & Design
D2.      BUSCH and Label Design
D3.      BUSCH & High Mountain Design
D4.      BUSCH and A & Eagle Label Design
D5.      HEAD FOR THE MOUNTAINS
D6.      BUSCH NON-ALCOHOLIC BREW
D11.     BUSCH
D12.     BUSCH LIGHT
D13.     BUSCH LIGHT & Label Design
D14.     BUSCH LIGHT & Design
D15.     BUSCH and Beer Design
D18.     BUSCH MOUNTAIN MAN
D20.     BUSCH CLASH Design
D21.     BUSCH POLE AWARD Design
E1.      CARLSBERG and Label Design
E2.      CARLSBERG and Crown Design
E3.      CARLSBERG and Design
E4.      CARLSBERG LIGHT and Design
E5.      CARLSBERG LIGHT and Crown Design
E6.      CARLSBERG
E7.      CARLSBERG LIGHT
F1.      CLYDESDALES Hitch & Wagon and BUDWEISER Ribbon Design
F2.      CLYDESDALES Hitch & Wagon and World Famous Ribbon Design
F3.      THE CLYDESDALE COLLECTION
F4.      Clydesdale Single Horse
F5.      Clydesdales Hitch & Wagon Design
F6.      CLYDESDALE
F7.      CLYDESDALES
G1.      GRANT'S FARM Design
G2.      GRANT'S FARM
G10.     ELK MOUNTAIN AMBER ALE
G11.     ELK MOUNTAIN AMBER ALE and Design
H1.      ELEPHANT Design
H2.      ELEPHANT and Label Design
H3.      ELEPHANT
H4.      ELEPHANT RED
H5.      ELEPHANT RED and Label Design
H6.      EAGLE SNACKS and Design
H7.      EAGLE SNACKS
H8.      EAGLE and Design
H9.      EVERYBODY LOVES THEM & Design
H10.     CAPE COD
H11.     CAPE COD and Lighthouse Design
H13.     THE CRUNCH YOU CRAVE
H14.     THE CRUNCH YOU CRAVE and Design
H15.     CROSS ROADS
H16.     CROSS ROADS and Label Design
H17.     CROSS ROADS & Design
I5.      ZIEGENBOCK AMBER
I6.      ZIEGENBOCK AMBER and Label Design
J1.      MICHELOB & Design
J2.      MICHELOB CLASSIC DARK & Design
J3.      MICHELOB LIGHT and Design
J4.      Vertical Red Stripe Design
J5.      MICHELOB & Side Vertical Red Stripe Design
J6.      MICHELOB & Top Vertical Red Stripe Design
J7.      MICHELOB LIGHT and Side Vertical Red Stripe Design
J8.      MICHELOB LIGHT and Top Vertical Red Stripe Design
J9.      MICHELOB CLASSIC DARK & Side Vertical Red Stripe Design
J10.     MICHELOB CLASSIC DARK & Top Vertical Red Stripe Design
J11.     MICHELOB CLASSIC DARK & Block Top Vertical Red Stripe Design
J12.     MICHELOB CLASSIC DARK & Block Side Vertical Red Stripe Design
J14.     MICHELOB DRY and Red Stripe Design
J15.     MICHELOB DRY and A & Eagle Design
J16.     MICHELOB
J17.     MICHELOB LIGHT
J18.     MICHELOB CLASSIC DARK
J19.     MICHELOB DRY
J20.     MICHELOB and Label Design
J21.     MICHELOB LIGHT and Label Design
J22.     MICHELOB DRY and Label Design
J23.     MICHELOB CLASSIC DARK and Label Design
J24.     MICHELOB GOLDEN DRAFT and Scroll Design
J25.     MICHELOB GOLDEN DRAFT and A & Eagle Scroll Design
J26.     MICHELOB GOLDEN DRAFT and A & Eagle Design
J27.     MICHELOB DRAFT and Design
J28.     MICHELOB GOLDEN DRAFT and Design
J29.     MICHELOB GOLDEN DRAFT LIGHT and Scroll Design
J30.     MICHELOB GOLDEN DRAFT LIGHT and A & Eagle Scroll Design
J31.     MICHELOB GOLDEN DRAFT LIGHT and A & Eagle Design
J32.     MICHELOB DRAFT LIGHT and Design
J33.     MICHELOB GOLDEN DRAFT LIGHT and Design
J35.     SMOOTH OVER EVERYTHING
J36.     SMOOTH OVER EVERYTHING and Design
J37.     MICH GOLDEN
J38.     MICH GOLDEN and Design
K1.      NATURAL LIGHT and Design
K2.      NATURAL LIGHT and Label Design
K3.      NATURAL LIGHT and Hops Design
K6.      NATURAL LIGHT
K7.      NATURAL PILSNER and Label Design
K8.      NATURAL PILSNER and Design
K9.      NATURAL PILSNER and A & Eagle Ribbon Design
L2.      O'DOUL'S & Design
L3.      O'DOUL'S & Label Design
L4.      O'DOUL'S
N9.      RED WOLF & Design
N10.     RED WOLF & Label Design
N11.     FOLLOW YOUR INSTINCTS
Q1.      KING COBRA & Design
Q2.      KING COBRA and Label Design
Q3.      KING COBRA and Eagle Design
Q4.      KING COBRA
Q5.      KING COBRA and A & Eagle Design
S1.      KNOW WHEN TO SAY WHEN
S2.      KNOW WHEN TO SAY WHEN & Circle Design
S3.      FRIENDS KNOW WHEN TO SAY WHEN
S10.     BUD MAN

                                    EXHIBIT B

                             COPYRIGHT WORKS RECORD


ARTICLES                           KEY

Sports Bags, Backpacks,            D, E          As approved in writing by
Tote Bags, Lunch Bags,                           Licensor.
Laundry Bags, Waist Packs,
Shoe Bags and Aprons






KEY

A: Archives Collection
D: Clydesdales
E: Approved Licensee Artwork

                                    EXHIBIT C


                              OFFICIAL PRODUCT LOGO

























                                VERIFICATION MARK

                                    EXHIBIT D
                            MANUFACTURER'S AGREEMENT


This Manufacturer's Agreement is made pursuant to the license agreement between Anheuser-Busch, Incorporated ("Anheuser-Busch") and the undersigned LICENSEE ("Licensee"), a copy of which is attached hereto and made a part hereof ("License Agreement").

                                        (full  name) at
- ----------------------------------------                -----------------------
("Manufacturer") desires to manufacture and sell to Licensee the following Articles bearing Anheuser-Busch Trademarks and/or Copyright Works:
                                                                  --------------
- ---------------------Such Articles shall be manufactured only at(full address):
                         In  consideration of  Anheuser-Busch's  approval of the
- ------------------------.
manufacture by Manufacturer of any Article listed in Exhibit A of the License Agreement bearing any Trademarks or Copyright Works listed in Exhibits A or B respectively of the License Agreement, the parties agree as follows:

Manufacturer acknowledges the validity of and Anheuser-Busch's sole title to the Trademarks and Copyright Works. Manufacturer agrees that its right to manufacture Articles with the Trademarks or Copyright Works thereon is in all respects subject to the terms and conditions in the License Agreement, including, but not limited to, the termination provisions and restrictions on the use of the Trademarks and Copyright Works. Manufacturer agrees that the provisions of the License Agreement shall take precedence over and supersede any agreements between Licensee and Manufacturer. Manufacturer shall sell Articles with the Trademarks or Copyright Works thereon only to Licensee. Manufacturer agrees that its manufacture of Articles shall give Manufacturer no right to use the Trademarks or Copyright Works or to sell Articles bearing the Trademarks or Copyright Works beyond the expiration or termination of the License Agreement. If Licensee's right to use the Trademarks and Copyright Works expires or terminates, Manufacturer agrees to make no claim against Anheuser-Busch for any reason.


ANHEUSER-BUSCH, INCORPORATED                      MANUFACTURER

By:                                               By:
    ----------------------------------------          --------------------------
            Cheryl A. Pfneisel
            Manager, Licensing
            Promotional Products Group            Title
                                                      --------------------------


Date:                                             Date:
      ---------------------------------------         -----------------------


- ---------------------------------------------
LICENSEE

By:
    -----------------------------------------

Title:
       --------------------------------------

Date:
       --------------------------------------

CAPHJD/1995

                                    EXHIBIT E

                                    EXHIBIT F

                          IRREVOCABLE LETTER OF CREDIT

Date of Issue:                       , 1996
               ----------------------
Credit Number:
               ----------------------
Applicant:
               ----------------------
Beneficiary:   Anheuser-Busch, Incorporated
               One Busch Place
               St. Louis, MO 63118-1852
               Attn:  Licensing Department

Advising Bank: Sun Bank NA
               200 So. Orange Ave.
               Ninth Flr., East Tower
               Orlando, FL 32801

Amount:        $
                -------------------
Expiry Date:   15 Months from date of issue
               At Our Counters


We hereby  establish our Irrevocable  Letter of Credit No.         in your favor
                                                          ---------
for the account of              which is available against  presentation of your
                  --------------
draft(s) drawn on us at sight up to an aggregate amount of
                                                          ----------------------
U.S. Dollars ($              ), which draft shall be in the form of Attachment-1
               --------------
attached hereto.

All banking  charges  are for the account of  Applicant.  Partial  drawings  are
permitted, and the sum of all drawings shall not exceed $            .
                                                         ------------

This Letter of Credit will be automatically extended without amendment for one year from the current expiry date or any future expiry date unless we have notified you in writing not less than thirty (30) days prior to the current expiry date that we have elected not to extend the Letter of Credit for any such additional period.

We engage with you that all drafts drawn under and in compliance with the terms of this Letter of Credit will be duly honored if presented at this office on or before the current expiry date and any draft drawn by you under this Letter of Credit must bear the clause "Drawn under Irrevocable Letter of Credit No.
                                                                          -----
dated                        ."
      -----------------------

The original Letter of Credit must accompany any drawing.

Except so far as otherwise  stated,  this  documentary  credit is subject to the
"Uniform   Customs  and  Practice  for  Documentary   Credits"  (1993  Revision)
International Chamber of Commerce (Publication 500).



                                           ---------------------------
                                             (Authorized Signature)

                                  ATTACHMENT 1

"I hereby certify that I am an authorized official of Anheuser-Busch, Incorporated for the purposes of drawing under this Letter of Credit. I further certify that the amount drawn is due from (Applicant) and that (Applicant) has defaulted or failed to pay under the terms of the Anheuser-Busch License Agreement between (Applicant) and Anheuser-Busch, Incorporated dated ."

Drawn under irrevocable Letter of Credit No.        dated                , 1996.

Anheuser-Busch, Incorporated, as beneficiary of such Letter of Credit, hereby requests payment in the amount of Dollars ($ ).


                                          ANHEUSER-BUSCH, INCORPORATED


                                          By:

                                          Title:

                                          Date: